UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2003 (March 25, 2003)

GAYLORD ENTERTAINMENT COMPANY
401(k) SAVINGS PLAN
(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000
(Former name or former address, if changed since last report)

SIGNATURES
EXHIBITS
EX-16.1 ERNST & YOUNG LLP

Item 4.	Changes in Registrant’s Certifying Accountant

On June 30, 2003, Gaylord Entertainment Company, a Delaware Corporation (the “Company”), announced that Ernst & Young LLP (“Ernst & Young”) was dismissed as independent auditors for the Gaylord Entertainment Company 401(k) Savings Plan (the “Plan”), commencing March 25, 2003, and engaged BDO Seidman, LLP (“BDO Seidman”) to serve as the Plan’s new auditors, commencing March 25, 2003. The decision was made by the Gaylord Entertainment Company 401(k) Savings Plan Benefits Trust Committee, acting under its authority as granted by the Board of Directors of the Company, as sponsor of the Plan. BDO Seidman will complete the annual audit of the Plan’s financial statements for the year ended December 31, 2002. Ernst & Young previously had replaced Arthur Andersen LLP as the Company’s and the Plan’s independent auditors, effective as of June 14, 2002 and rendered a report on the Plan’s financial statements for the year ended December 31, 2001. Ernst & Young remains as the Company’s independent auditors.

Ernst & Young’s report on the Plan’s financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2001, and the subsequent interim period through the date hereof, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure relating to the Plan which disagreement, if not resolved to Ernst & Young’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Plan’s financial statements; and there were no reportable events with respect to the Plan as defined in item 304(a)(1)(v) of Regulation S-K.

The Plan provided Ernst & Young with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Ernst & Young’s letter, dated June 30, 2003, stating its agreement with such statements.

During the two most recent fiscal years ended December 31, 2002 and 2001 and the subsequent interim period through the date hereof, the Plan did not consult with BDO Seidman regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7(c)	Exhibits

The following exhibit is filed as part of this Current Report:

Exhibit
Number	Description of Exhibits

16.1	Letter from Ernst & Young LLP regarding change in Plan’s independent auditor

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY 401(k) SAVINGS PLAN

Date: June 30, 2003	By:	Benefits Trust Committee for the Gaylord Entertainment Company 401(k) Savings Plan

	By:	/s/ Kim Cannon Kimberly Cannon Chairperson of the Gaylord Entertainment Company 401(k) Savings Plan Benefits Trust Committee

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EXHIBITS

Exhibit
Number	Description of Exhibits

16.1	Letter from Ernst & Young LLP regarding change in Plan’s independent auditor

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